Exhibit 15.1

Harney Westwood & Riegels
3501 The Center
99 Queen's Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

Date: 22 April 2025

056710.0016

Jayud Global Logistics Limited

P. O. Box 31119 Grand Pavilion

Hibiscus Way, 802 West Bay Road

Grand Cayman, KY1-1205 Cayman Islands

Dear Sir or Madam

Jayud Global Logistics Limited (the Company) – Annual Report on Form 20-F

We are attorneys-at-law qualified to practice in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the SEC) of an annual report on Form 20-F for the year ended 31 December 2024 (the Form 20-F).

We hereby consent to the reference of our name under the headings “Item 5. Operating and Financial Review and Prospects – E. Taxation – Cayman Islands Taxation" and "Item 10. Additional Information — E. Taxation — Cayman Islands Taxation" in the Form 20-F. We confirm that from the Cayman Islands law perspective, we do not have any objections with (i) the statement under the heading of “Item 4. Information of the Company” and (ii) the statement under the heading of “Item 16G. – Corporate Governance” in the Form 20-F.

We consent to the filing with the SEC of this consent letter as an exhibit to the Company’s annual report on Form 20-F. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

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